AMENDED AND RESTATED EXHIBIT A
TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC
DATED OCTOBER 20, 2008
Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of September 5, 2014:

Name of Fund	Annual Advisory Fee (as a % of average daily net assets)	Date Fund Approved by Board	Date Board Approved Continuance of I/A/A	Date Fund Commenced Operations
Global X FTSE Nordic Region ETF	0.25%	September 26, 2008	November 15, 2013	August 17, 2009
Global X MSCI Norway ETF	0.25%	October 2, 2009	November 15, 2013	November 9, 2010
Global X MSCI Argentina ETF	0.25%	December 5, 2008	November 15, 2013	March 2, 2011
Global X MSCI Colombia ETF	0.25%	December 5, 2008	November 15, 2013	February 5, 2009
Global X MSCI Pakistan ETF	0.25%	October 2, 2009	November 15, 2013
Global X Emerging Africa ETF	0.25%	October 2, 2009	November 15, 2013
Global X FTSE United Arab Emirates 20 ETF	0.25%	October 2, 2009	November 15, 2013
Global X China Consumer ETF	0.25%	October 2, 2009	November 15, 2013	November 30, 2009
Global X China Energy ETF	0.25%	October 2, 2009	November 15, 2013	December 15, 2009
Global X China Financials ETF	0.25%	October 2, 2009	November 15, 2013	December 10, 2009
Global X China Industrials ETF	0.25%	October 2, 2009	November 15, 2013	November 30, 2009
Global X China Materials ETF	0.25%	October 2, 2009	November 15, 2013	January 12, 2010
Global X NASDAQ China Technology ETF	0.25%	October 2, 2009	November 15, 2013	December 8, 2009
Global X Copper Miners ETF	0.25%	March 26, 2010	November 15, 2013	April 19, 2010
Global X Pure Gold Miners ETF	0.25%	March 26, 2010	November 15, 2013	March 14, 2011
Global X Silver Miners ETF	0.25%	March 26, 2010	November 15, 2013	April 19, 2010
Global X Brazil Consumer ETF	0.25%	June 4, 2010	November 15, 2013	July 7, 2010
Global X Brazil Financials ETF	0.25%	June 4, 2010	November 15, 2013	July 28, 2010
Global X Brazil Industrials ETF	0.25%	June 4, 2010	November 15, 2013
Global X Brazil Materials ETF	0.25%	June 4, 2010	November 15, 2013
Global X Brazil Utilities ETF	0.25%	June 4, 2010	November 15, 2013
Global X Brazil Mid Cap ETF	0.25%	June 4, 2010	November 15, 2013	June 21, 2010
Global X China Mid Cap ETF	0.25%	June 4, 2010	November 15, 2013
Global X Lithium ETF	0.25%	June 4, 2010	November 15, 2013	July 22, 2010
Global X Uranium ETF	0.25%	June 4, 2010	November 15, 2013	November 4, 2010
Global X Gold Explorers ETF	0.25%	August 27, 2010	November 15, 2013	November 3, 2010
Global X Next Emerging & Frontier ETF	0.25%	November 17, 2010	November 15, 2013	November 6, 2013
Global X FTSE ASEAN 40 ETF	0.25%	November 17, 2010	November 15, 2013	February 16, 2011
Global X FTSE Andean 40 ETF	0.25%	November 17, 2010	November 15, 2013	February 2, 2011
Global X Junior Miners ETF	0.25%	November 17, 2010	November 15, 2013	March 16, 2011
Global X Rare Earths ETF	0.25%	February 25, 2011	November 15, 2013
Global X Strategic Metals ETF	0.25%	February 25, 2011	November 15, 2013
Global X Fertilizers/Potash ETF	0.25%	February 25, 2011	November 15, 2013	May 25, 2011
Global X SuperDividend ETF	0.25%	February 25, 2011	November 15, 2013	June 8, 2011
Global X Canada Preferred ETF	0.25%	February 25, 2011	November 15, 2013	May 23, 2011
Global X MLP ETF	0.25%	May 11, 2011	November 15, 2013	April 18, 2012
Global X MLP Natural Gas ETF	0.25%	May 11, 2011	November 15, 2013
Global X FTSE Portugal 20 ETF	0.25%	August 19, 2011	November 15, 2013	November 12, 2013
Global X FTSE Ukraine Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Greece 20 ETF	0.25%	August 19, 2011	November 15, 2013	December 7, 2011
Global X Hungary Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Luxembourg ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Morocco 20 Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Czech Republic Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Slovakia Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Qatar ETF	0.25%	August 19, 2011	November 15, 2013
Global X Kuwait ETF	0.25%	August 19, 2011	November 15, 2013
Global X MSCI Nigeria ETF	0.25%	August 19, 2011	November 15, 2013	April 2, 2013
Global X FTSE Bangladesh Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Sri Lanka Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Kazakhstan Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Frontier Markets ETF	0.25%	August 19, 2011	November 15, 2013
Global X Central America Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X Central and Northern Europe ETF	0.25%	August 19, 2011	November 15, 2013
Global X Southern Europe ETF	0.25%	August 19, 2011	November 15, 2013
Global X Eastern Europe ETF	0.25%	August 19, 2011	November 15, 2013
Global X Central Asia and Mongolia Index ETF	0.25%	August 19, 2011	November 15, 2013	April 2, 2013
Global X Sub-Saharan Africa Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X S&P Pan Arab Index ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Toll Roads & Ports ETF	0.25%	August 19, 2011	November 15, 2013
Global X FTSE Railroads ETF	0.25%	August 19, 2011	November 15, 2013
Global X Land ETF	0.25%	August 19, 2011	November 15, 2013
Global X Cement ETF	0.25%	August 19, 2011	November 15, 2013
Global X Advanced Materials ETF	0.25%	August 19, 2011	November 15, 2013
Global X Social Media Index ETF	0.25%	August 19, 2011	November 15, 2013	November 14, 2011
Global X Permanent ETF	0.25%	November 11, 2011	November 15, 2013	February 7, 2012
Global X SuperIncome ETF	0.25%	February 24, 2012	November 15, 2013
Global X SuperIncome Preferred ETF	0.25%	February 24, 2012	November 15, 2013	July 16, 2012
Global X SuperIncome REIT ETF	0.25%	February 24, 2012	November 15, 2013
Global X Risk Parity ETF	0.25%	February 24, 2012	November 15, 2013
Global X Guru Index ETF	0.25%	May 25, 2012	November 15, 2013	June 4, 2012
Global X Guru Value Index ETF	0.25%	May 25, 2012	November 15, 2013
Global X Guru Activist Index ETF	0.25%	May 25, 2012	November 15, 2013
Global X Junior MLP ETF	0.25%	August 24, 2012	November 15, 2013	January 15, 2013
Global X SuperDividend U.S. ETF	0.25%	November 16, 2012	November 15, 2013	March 11, 2013
Global X MLP & Energy Infrastructure ETF	0.25%	February 22, 2013	November 15, 2013	August 6, 2013
Global X Guru Small Cap Index ETF	0.25%	November 15, 2013		March 6, 2014
Global X Guru International Index ETF	0.25%	November 15, 2013		March 6, 2014
Global X MSCI Saudi Arabia ETF	0.25%	February 28, 2014
Global X SuperValue U.S. ETF	0.25%	May 2, 2014
Global X SuperValue International ETF	0.25%	May 2, 2014
Global X Guru China Index ETF	0.25%	May 2, 2014
Global X Guru Japan Index ETF	0.25%	May 2, 2014
Global X Guru United Kingdom Index ETF	0.25%	May 2, 2014
Global X Guru India Index ETF	0.25%	May 2, 2014
Global X Guru Brazil Index ETF	0.25%	May 2, 2014
Global X GF China Bond ETF	0.25%	September 5, 2014
Global X FTSE Luxury Consumer ETF	0.25%	September 5, 2014
Global X | JPMorgan Efficiente Index ETF	0.25%	September 5, 2014
Global X | JPMorgan US Sector Rotator Index ETF	0.25%	September 5, 2014

[SIGNATURES TO FOLLOW]

GLOBAL X FUNDS

/s/ Bruno del Ama

Bruno del Ama
Title: President and CEO

GLOBAL X MANAGEMENT COMPANY LLC

/s/ Bruno del Ama

Bruno del Ama Title: CEO